As filed with the Securities and Exchange Commission on August 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNAVAX TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0728374
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(510) 848-5100

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Dynavax Technologies Corporation Amended and Restated 2014 Employee Stock Purchase Plan

Dynavax Technologies Corporation 2021 Inducement Award Plan

(Full Title of the Plan)

Kelly MacDonald

Senior Vice President, Chief Financial Officer

Dynavax Technologies Corporation

2100 Powell Street, Suite 900

Emeryville, CA 94608

(510) 848-5100

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Steven M. Przesmicki, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.001 par value per share	2,750,000	$7.93-9.45	$24,296,291.15	$2,650.73

(1)

This Registration Statement registers the offer and sale of an aggregate of 2,750,000 shares of common stock of Dynavax Technologies Corporation (the “Company”), par value $0.001, (the “Common Stock”) comprising of (i) 1,000,000 shares of Common Stock issuable under the Company’s Amended and Restated 2014 Employee Stock Purchase Plan (the “2014 ESPP”) and (ii) 1,750,000 shares of Common Stock issuable under the Company’s 2021 Inducement Award Plan (the “2021 Inducement Plan”).

(2)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2014 ESPP and the 2021 Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act. The offering price per share and the aggregate offering price are based on (a) the average of the high ($9.47) and low ($9.20) market prices of the Common Stock as reported on the Nasdaq Capital Market on July 30, 2021; (b) the weighted average exercise price for the shares of Common Stock subject to options granted under the 2021 Inducement Plan; and (c) with respect to the shares of Common Stock subject to 2014 ESPP, on the basis of $7.93 per share, which is 85% of the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on July 30, 2021. The chart below details the calculation of the registration fee.

Title of Securities to be Registered	Number of Shares of Common Stock	Offering Price Per Share	Aggregate Offering Price/Registration Fee
Common Stock, $0.001 par value per share, reserved for future grant under the Dynavax Technologies Corporation Amended and Restated 2014 Employee Stock Purchase Plan	1,000,000	$7.93	$7,934,197.50
Common Stock, $0.001 par value per share, issuable upon the exercise of outstanding options granted under the Dynavax Technologies Corporation 2021 Inducement Award Plan	236,300	$9.45	$2,233,035.00
Common Stock, $0.001 par value per share, reserved for future grant under the Dynavax Technologies Corporation 2021 Inducement Award Plan	1,513,700	$9.33	$14,129,405.60
Proposed Maximum Aggregate Offering Price			$24,296,638.10
Registration Fee			$2,650.76

PART I

EXPLANATORY NOTE AND GENERAL INSTRUCTION E INFORMATION

This Registration Statement on Form S-8 is being filed by Dynavax Technologies Corporation (“Dynavax” or the “Company”) for the purpose of registering an additional 2,750,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), comprising of (i) 1,000,000 shares of Common Stock issuable under the Company’s Amended and Restated 2014 Employee Stock Purchase Plan (the “2014 ESPP”) and (ii) 1,750,000 shares of Common Stock issuable under the Company’s 2021 Inducement Award Plan (the “2021 Inducement Plan”). The shares of the Company’s Common Stock previously reserved for issuance under the 2014 ESPP and 2021 Inducement Plan were registered on the Registrant’s Registration Statements on Form S-8 (File Nos. 333-197838, 333-211747, 333-225525, and 333-253515) filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2014, June 1, 2016, June  8, 2018 and February 25, 2021 (the “Prior Forms S-8”). This Registration Statement relates to securities of the same class as those to which the Prior Forms S-8 relate and is submitted in accordance with General Instruction E of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of Prior Forms S-8 are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 25, 2021;

•	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, filed with the Commission on May 6, 2021 and August 4, 2021, respectively;

•

the Registrant’s Current Reports on Form 8-K, filed with the Commission on January  7, 2021, January  12, 2021, January  21, 2021, February  1, 2021, February  19, 2021, April  6, 2021, May  5, 2021, May  13, 2021, May  26, 2021, June  2, 2021, June  24, 2021, July  1, 2021 and July 7, 2021;

•

the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K referred to above from the Registrant’s definitive proxy statement relating to the Registrant’s 2021 annual meeting of stockholders, filed with the Commission on April  16, 2021; and

•

the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A, filed with the Commission on February 6, 2004, including any amendments or reports filed for purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits

		Incorporation by Reference
Exhibit Number	Description	Exhibit Number	Filing	Filing Date	File No.

4.1	Sixth Amended and Restated Certificate of Incorporation	3.1	S-1/A	February 5, 2004	333-109965

4.2	Amended and Restated Bylaws	3.8	10-Q	November 6, 2018	001-34207

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.1	8-K	January 4, 2010	001-34207

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.1	8-K	January 5, 2011	001-34207

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.6	8-K	May 30, 2013	001-34207

4.6	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	November 10, 2014	001-34207

4.7	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	June 2, 2017	001-34207

4.8	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	July 31, 2017	001-34207

4.9	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	May 29, 2020	001-34207

4.10	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock	3.1	8-K	August 8, 2019	001-34207

4.11	Form of Specimen Common Stock Certificate	4.2	S-1/A	January 16, 2004	333-109965

4.12	Form of Warrant to Purchase Common Stock	4.1	8-K	August 8, 2019	001-34207

5.1	Opinion of Cooley LLP				X

23.1	Consent of Independent Registered Public Accounting Firm				X

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

99.1	Dynavax Technologies Corporation Amended and Restated 2014 Employee Stock Purchase Plan	Appendix A	DEF 14A	April 16, 2021	001-34207

99.2	Dynavax Technologies Corporation 2021 Inducement Award Plan	10.3	10-Q	August 4, 2021	001-34207

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 4th day of August 2021.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ RYAN SPENCER
Ryan Spencer
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint Ryan Spencer and Kelly MacDonald, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RYAN SPENCER	Chief Executive Officer and Director	August 4, 2021
Ryan Spencer	(Principal Executive Officer)

/s/ KELLY MACDONALD	Senior Vice President, Chief Financial Officer	August 4, 2021
Kelly MacDonald	(Principal Financial Officer)

/s/ JUSTIN BURGESS	Controller, Principal Accounting Officer	August 4, 2021
Justin Burgess	(Principal Accounting Officer)

Signature	Title	Date

Francis R. Cano, Ph.D.	Director

/s/ JULIE EASTLAND
Julie Eastland	Director	August 4, 2021

/s/ ANDREW A.F. HACK
Andrew A.F. Hack, M.D., Ph.D.	Director	August 4, 2021

/s/ DANIEL L. KISNER
Daniel L. Kisner, M.D.	Director	August 4, 2021

/s/ BRENT MACGREGOR
Brent MacGregor	Director	August 4, 2021

/s/ PETER PARADISO
Peter Paradiso, Ph.D.	Director	August 4, 2021

/s/ PEGGY V. PHILLIPS
Peggy V. Phillips	Director	August 4, 2021

/s/ NATALE S. RICCIARDI
Natale S. Ricciardi	Director	August 4, 2021

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